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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                         March 16, 2001 (March 16, 2001)

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                      ORTHODONTIC CENTERS OF AMERICA, INC.
             (Exact Name of Registrant as Specified in Its Charter)


         DELAWARE                      001-31457               72-1278948
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(State or Other Jurisdiction   (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                   Identification Number)



  3850 N. CAUSEWAY BOULEVARD, SUITE 990
            METAIRIE, LOUISIANA                          70002
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 (Address of Principal Executive Offices)              (Zip Code)

                                 (504) 834-4392
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed from Last Report)

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ITEM 5.  OTHER EVENTS.

On March 16, 2001, Orthodontic Centers of America, Inc. announced the following:

         Orthodontic Centers of America, Inc. (NYSE:OCA) today announced a change to its revenue recognition policy in response to Securities and Exchange Commission (SEC) Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB 101) and related revisions to previously announced financial results for the year ended December 31, 2000.

         SAB 101 summarizes certain of the SEC staff's views in applying generally accepted accounting principles to revenue recognition in financial statements. The SEC issued SAB 101 in December 1999, subsequently delayed its implementation until the fourth quarter of 2000 and, in October 2000, issued additional guidance clarifying the staff's positions.

         In connection with a review of annual and quarterly reports filed by the Company with the SEC during 2000, the SEC staff recently informed the Company that the staff does not agree with the Company's position that its historical revenue recognition policy conforms with the staff's guidance in SAB 101, and that the staff believes that the Company should adopt a straight-line basis of revenue recognition to conform with SAB 101. In light of the SEC staff's comment and discussions with the Company's independent auditors about SAB 101, the Company has determined that it will adopt a change in its revenue recognition policy in accordance with SAB 101 and the SEC staff's comment.

         "We have moved to conform with the SEC's guidelines in SAB 101," said Bart F. Palmisano, Sr., Chief Executive Officer. "It is important to bear in mind that while the timing of our revenue recognition may change, SAB 101 does not affect our cash flows, which continue to grow at robust rates. Furthermore, we believe our adoption of straight-line revenue recognition simplifies and clarifies our accounting."

         Effective as of January 1, 2000, the Company will make the following changes to its revenue recognition policy in accordance with guidance set forth in SAB 101:

         (a) The Company will recognize management service fees related to a particular patient contract on a straight-line basis over the term of the patient contract (which averages about 26 months). Historically, the Company had recognized management service fees based, in part, on the recognition of approximately 24% of a new patient contract balance during the first month of the term of the patient contract, with the remainder of the patient contract balance recognized ratably over the remaining term of the patient contract, consistent with the terms of the Company's service agreements with its affiliated orthodontists.

         (b) The Company will no longer recognize the affiliated orthodontists' share of operating losses during a given period as a part of net revenue recognized for that period. Historically, the amounts retained by an affiliated orthodontist who operated a newly developed orthodontic center were typically reduced by operating losses on a cash basis because of start-up expenses. The Company had added an affiliated orthodontist's share of these operating losses to its fee in the period during which the operating losses were incurred, with these fees aggregating about $2.5 million for 2000 (on a pre-SAB 101 basis), compared to $4.0 million for 1999 and $4.7 million for 1998. The Company believes that the amounts retained by affiliated orthodontists effectively reflect a straight-line basis.

         Bart F. Palmisano, Sr., added, "In light of the SEC's recent correspondence with the Company with respect to SAB 101, we undertook a comprehensive analysis of the primary components of the Company's revenue recognition policy. Importantly, we realized also that we had an opportunity to remove a perception of complexity that had been associated with our recognition of

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revenue by some in the market. We welcome the simplicity and clarity afforded by straight-line revenue recognition. We believe this move only strengthens an already powerful investment thesis."

         In conjunction with the Company's normal annual auditing process, the Company and its independent auditors continue to analyze the impact of adopting SAB 101 on the Company's financial results. Based on its preliminary unaudited analysis, the Company currently expects that, after applying the change in revenue recognition policy, its net revenue for 2000 will range from $265.4 million to $275.4 million (versus $295.1 million, as previously announced, on a pre-SAB 101 basis), its operating income for 2000 will range from $78.9 million to $81.9 million (versus $104.8 million, as previously announced, on a pre-SAB 101 basis), its net income for 2000, excluding a cumulative charge to reflect the change in accounting principle, will range from $46.6 million to $48.4 million (versus $63.0 million, as previously announced, on a pre-SAB 101 basis), and its net income per share for 2000, excluding a cumulative charge to reflect the change in accounting principle, will range from $0.94 to $0.97 (versus $1.27 per share, as previously announced, on a pre-SAB 101 basis). The Company currently believes that the change in revenue recognition policy will result in revenue and earnings growth rates for 2001 at least equal to current market expectations under the pre-SAB 101 basis.

         Orthodontic Centers of America, Inc., founded in 1985, is the leading provider of integrated business services to orthodontists. For additional information on Orthodontic Centers of America, Inc., visit the Company's web site: http://www.4braces.com.

The forward-looking statements in this report, including statements regarding revenue recognition and the Company's financial results, cash flows, and growth rates after applying the change in revenue recognition policy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. As such, they involve risks and uncertainties, including failure of in the Company's operating and expansion strategy, failure to achieve anticipated operating results or consummate proposed developments and acquisitions, regulatory constraints, competition and unexpected impact of the Company's change in revenue recognition policy, that could cause actual results to differ materially from those projected in these forward-looking statements. A discussion of important factors and assumptions regarding these statements and risks involved is contained in the Company's recent filings with the Securities and Exchange Commission.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                ORTHODONTIC CENTERS OF AMERICA, INC.



                                By:  /s/ Bartholomew F. Palmisano, Sr.
                                   ---------------------------------------------
                                         Bartholomew F. Palmisano, Sr.
                                         President and Chief Executive Officer


Date: March 16, 2001



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